UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2015 (November 11, 2015)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Net 1 UEPS Technologies, Inc. (the “Company”) was held on November 11, 2015.

Proposal No. 1—Election of Directors

All director nominees were elected and the votes cast were as follows:

		Votes	Broker
Director	Votes for	withheld	non-votes
Dr. Serge C.P. Belamant	31,964,313	1,448,310	4,216,635
Herman G. Kotzé	31,296,755	2,115,868	4,216,635
Christopher S. Seabrooke	20,700,739	12,711,884	4,216,635
Alasdair J.K. Pein	33,079,963	332,660	4,216,635
Paul Edwards	33,076,313	336,310	4,216,635

Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm

The ratification of the selection of Deloitte & Touche (South Africa) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016, was approved and the votes cast were as follows:

Votes cast
For	Against	.Abstain
37,435,828	97,393	96,037

Proposal No. 3—A Non-Binding Advisory Vote to Approve Executive Compensation

The compensation of the Company’s named executive officers was approved, on an advisory, non-binding basis, and the votes cast were as follows:

Votes cast
			Broker
For	Against	Abstain	non-votes
24,472,073	223,065	8,717,485	4,216,635

Proposal No. 4—Approval of the Amendment and Restatement of Our Current Plan

The amendment and restatement of the Company’s current Amended and Restated Stock Incentive Plan was approved and the votes cast were as follows:

Votes cast
			Broker
For	Against	Abstain	non-votes
32,640,287	690,919	81,417	4,216,635

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 12, 2015	By:	/s/ Herman G. Kotze
Herman G. Kotze
Chief Financial Officer